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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):             SEPTEMBER 14, 1994



                                  FOOD 4 LESS
                               SUPERMARKETS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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
           DELAWARE                     33-31152                      95-4222386
(STATE OR OTHER JURISDICTION OF        (COMMISSION              (I.R.S. EMPLOYER
INCORPORATION)                         FILE NUMBER)       IDENTIFICATION NUMBER)
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
777 SOUTH HARBOR BOULEVARD
   LA HABRA, CALIFORNIA                                                    90631
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)
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              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (714) 738-2000


                                 NOT APPLICABLE
                        (FORMER NAME OR FORMER ADDRESS,
                         IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS.

          On September 14, 1994, Ralphs Supermarkets, Inc., a Delaware corporation ("Ralphs"), Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation ("F4L Holdings"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets"), and the stockholders of Ralphs (the "Selling Stockholders") entered into a definitive Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), a copy of which is attached hereto as Exhibit 99.
Ralphs Grocery Company ("Ralphs Grocery") is a wholly-owned subsidiary of Ralphs. Pursuant to the terms of the Merger Agreement, which is incorporated herein by reference, F4L Supermarkets will, subject to certain conditions being satisfied or waived, be merged with and into Ralphs (the "Merger") and Ralphs will survive the Merger and become a wholly-owned subsidiary of F4L Holdings. Conditions to the consummation of the Merger include the receipt of regulatory approvals and other necessary consents and the completion of financing.

          Upon the effectiveness of the Merger, each outstanding share of common stock, par value $1.00 per share, of Ralphs, will be converted into and become a right to receive (a) $16.60971 in cash and (b) $3.9083 principal amount of 13% Senior Subordinated Pay-in-Kind Debentures due 2006 issued by F4L Holdings (the "Debentures"). This represents an aggregate purchase price of $425 million in cash and $100 million initial principal amount of Debentures.

          The Debentures will be issued pursuant to an Indenture in the form of Exhibit A to the Merger Agreement to be executed on or about the closing date of the Merger (the "Closing Date"). Certain covenants of the Indenture will be finalized, and the trustee under the Indenture will be appointed, on or before the Closing Date. Pursuant to the terms of a Registration Rights Agreement (attached as Exhibit G to the Merger Agreement), to be executed on or about the Closing Date, by and among F4L Supermarkets, F4L Holdings and the holders of the Debentures, the holders of the Debentures will have certain registration rights with respect to the Debentures.

          In accordance with the Senior Subordinated Pay-in-Kind Debentures Put Agreement (attached as Exhibit E to the Merger Agreement), to be executed on or about the Closing Date by and between The Edward J. DeBartolo Corporation, an Ohio corporation ("EJDC") and The Yucaipa Companies, a California general partnership ("Yucaipa"), on the Closing Date Yucaipa may be required, at EJDC's request, to purchase up to $10,000,000 aggregate principal amount of Debentures from EJDC at par. In addition, a Consulting Agreement (attached as Exhibit F to the Merger Agreement) will be entered into by EJDC and F4L Supermarkets pursuant to which EJDC will act as a consultant to F4L Supermarkets with respect to certain real estate and general commercial matters for a period of 5 years from the Closing Date in exchange for the payment of a consulting fee.

          The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

          The financing required to complete the Merger will include the issuance of additional equity by Food 4 Less, Inc. to a group of investors led by Apollo Advisors, L.P. In addition, Bankers Trust Company has provided its commitment for bank financing and, together with its affiliates, will also advise F4L Holdings and F4L Supermarkets in connection with certain other aspects of the transaction. The remaining funds necessary to complete the transaction are expected to be raised through the issuance of new debt securities. In connection with the receipt of the new financing, F4L Holdings, F4L Supermarkets and Ralphs Grocery will also be required to complete





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certain exchange offers, consent solicitations and/or other transactions with holders of their currently outstanding debt securities. The information set forth above shall not be deemed to constitute either an offer to sell, or the solicitation of an offer to purchase, any security.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial statements of businesses acquired.  Not applicable.

(b)       Pro forma financial information.  Not applicable.

(c)       Exhibits.

          99 Agreement and Plan of Merger dated as of September 14, 1994, by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less Supermarkets, Inc., Ralphs Supermarkets, Inc. and the Stockholders of Ralphs Supermarkets, Inc.





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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 14, 1994             FOOD 4 LESS SUPERMARKETS, INC.



                                       /s/ Mark A. Resnik
                                       --------------------------------------
                                       Mark A. Resnik
                                       Vice President and Secretary





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                                 EXHIBIT INDEX



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
Exhibit
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
99      Agreement and Plan of Merger dated as of September 14, 1994, by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less
        Supermarkets, Inc., Ralphs Supermarkets, Inc. and the Stockholders of Ralphs Supermarkets, Inc.
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